UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2021

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2021, following the annual meeting of stockholders referred to below, the Board of Directors (the “Board”) of Seaboard Corporation (the “Company”) appointed Frances B. Shifman as a new director of the Board, effective immediately. Ms. Shifman’s appointment fills the vacancy resulting from Edward I. Shifman Jr.’s decision to not stand for re-election at the Company’s 2021 annual meeting as previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 12, 2021. The Board has also determined to appoint Ms. Shifman to the Audit Committee of the Board at the time of her appointment. Prior to serving on the Board, Ms. Shifman worked for more than 25 years in various real estate development business endeavors and served on the boards of directors of various non-profit organizations.

Ms. Shifman is expected to participate in the Company’s standard non-employee director compensation arrangements, pursuant to which she will receive a quarterly cash retainer of $20,000 and an additional cash payment of $2,500 per quarter for her service on the Audit Committee.

There are no arrangements or understandings between Ms. Shifman and any other person pursuant to which Ms. Shifman was appointed as a director. Ms. Shifman is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. There is no material plan, contract, or other arrangement to which Ms. Shifman is a party other than as described above.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on April 26, 2021 in Overland Park, Kansas. Three items were submitted to a vote as described in the Company’s Proxy Statement filed March 12, 2021. The following briefly describes the proposals and results of the stockholders’ votes.

	Votes in	Votes
	Favor	Withheld
1. Election of the following persons as directors:
Ellen S. Bresky	968,413	142,075
David A. Adamsen	974,631	135,857
Douglas W. Baena	971,910	138,578
Paul M. Squires	973,793	136,695

	Votes in	Votes	Votes
	Favor	Against	Abstaining

2. Ratification and approval of the selection of KPMG LLP	1,129,523	752	255
as independent auditors for 2021.

	Votes in	Votes	Votes
	Favor	Against	Abstaining

3. Stockholder proposal requesting that Seaboard Corporation	61,971	1,047,746	771
confirm that the company will comply with California
Proposition 12 and that it faces no material losses as a result.

There were 20,042 broker non-votes each with respect to the election of directors and the stockholder proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 2021

Seaboard Corporation
(Registrant)

By:	/s/ David H. Rankin
David H. Rankin Executive Vice President, Chief Financial Officer

(principal financial officer)

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